Exhibit 23(b)


          The following is a true and correct copy of the Consent of Independent Auditors from
          Deloitte & Touche


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement, relating to the merger of KeyCorp and Commercial Bancorporation of Colorado on Form S-4, of our report dated February 5, 1993, appearing in the Form 10-K which is included in Appendix E to the Proxy Statement - Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement - Prospectus.


DELOITTE & TOUCHE
Denver, Colorado

January 12, 1994